EXHIBIT 23.1

Cinnamon Jang Willoughby & Company

Chartered Accountants
A Partnership of Incorporated Professionals

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Flexible Solutions International Inc. on Form S-8 (No. 333-139815) of our report dated March 27, 2008 relating to the financial statements of Flexible Solutions International Inc. for the years ended December 31, 2007 and 2006, which appear in this Form 10-KSB/A.

/s/ “Cinnamon Jang Willoughby & Company”

Chartered Accountants

Burnaby, British Columbia, Canada

March 3, 2009